FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

•	Second quarter net sales of $81.3 million were down 9.0% year-over-year

•	Net loss of $0.2 million attributable to common shareholders, or $0.01 per diluted common share during the second quarter

•	Second quarter Adjusted EBITDA of $3.1 million

LEHI, Utah, August 8, 2017 - Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the second quarter ended June 30, 2017.

Management Commentary

“Second quarter financial results were negatively impacted by disruptions associated with the implementation of the Company’s Oracle ERP system and the incremental costs of the system, as well as continued pressure in Korea,” commented Gregory L. Probert, Chairman and Chief Executive Officer. “The ERP implementation primarily impacted sales in North America and we are working to address the issues. While we are disappointed that sales and profits have been impacted during the initial phase of implementation, I am confident that the long-term benefits of the enhanced ERP system will be evident over the coming years. In Korea, the combination of geopolitical and economic challenges and lower distributor engagement have impacted business activity. We are focused on activities to enhance distributor engagement and improve sales trends.”

Mr. Probert continued, “We are pleased with the sequential growth in China during the second quarter. Following the receipt of our China direct selling license in May, we progressed through the initial steps following licensure and saw a positive impact on our sales. While it remains early in the process, we are now in a position to expand our sales efforts and look for further sequential growth as our direct selling efforts build in this key growth market. As we expand our efforts in China, we will focus on re-energizing NSP Americas revenue following the disruption encountered during the second quarter and work to enhance distributor business activity in Korea.”

Second Quarter 2017 Financial Highlights

•
Net sales of $81.3 million decreased 9.0% compared to $89.4 million in the second quarter of 2016. On a local currency basis, net sales decreased 8.9% as compared to the second quarter of 2016. NSP Russia, Central and Eastern Europe net sales increased approximately 6.3 percent compared to the same period in 2016. NSP Americas net sales decreased approximately 11.9 percent compared to the same period in 2016 (or 11.5 percent in local currencies). Synergy WorldWide net sales decreased approximately 8.0 percent compared to the same period in 2016 (or 8.2 percent in local currencies). China and New Markets net sales decreased approximately 8.6 percent compared to the same period in 2016. Net sales were impacted by $0.1 million of unfavorable foreign currency exchange rate fluctuations.

The Company began the initial implementation of its Oracle ERP system on April 2, 2017, for the Company’s NSP Americas segment as well other corporate operations. The implementation of Oracle ERP negatively impacted net sales and profitability during the second quarter of 2017, primarily by causing wait times for calls into the Company's call center to be longer than usual and by causing difficulties within the Company's on-line product ordering system. The Company is addressing these issues and other issues relating to the implementation of the Oracle ERP system. The Company anticipates that the implementation of the Oracle ERP system may continue to negatively impact net sales and profitability throughout the remainder of 2017.

In the second quarter of 2016, the Company began making pre-opening product sales through Hong Kong while awaiting its direct selling license in China. During the second quarter of 2017, the Company received its direct selling license in China, which allows the Company to expand its business scope in China to include direct selling activities.

•
Net loss attributable to common shareholders was $0.2 million, or $0.01 per diluted common share, compared to net income of $2.6 million attributable to common shareholders, or $0.14 per diluted common share, in the second quarter of 2016.

•	The Company's net loss in China attributable to common shareholders was approximately $0.06 per share.

•
Adjusted EBITDA was $3.1 million, compared to $6.2 million in the second quarter of 2016. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income/loss from continuing operations before income taxes, depreciation, amortization, share-based compensation expense and other income/loss.

First Six Months of 2017 Financial Highlights

•
Net sales of $164.4 million decreased 4.3%, compared to $171.8 million in 2016. On a local currency basis, net sales decreased 4.4% compared to 2016. NSP Russia, Central and Eastern Europe net sales increased approximately 13.1 percent compared to the same period in 2016. China and New Markets net sales increased approximately 32.2 percent compared to the same period in 2016. NSP Americas net sales decreased approximately 6.5 percent compared to the same period in 2016 (or 6.3 percent in local currencies). Synergy WorldWide net sales decreased approximately 8.2 percent compared to the same period in 2016 (or 8.9 percent in local currencies). A modest overall weakening of the U.S. dollar versus local currencies resulted in an approximate 0.2 percent or $0.3 million increase of its net sales during the quarter.

•	Net income attributable to common shareholders was $2.0 million, or $0.10 per diluted common share, compared to $4.6 million, or $0.24 per diluted common share, in 2016.

•	The Company's net loss in China attributable to common shareholders was approximately $0.14 per share.

•	Adjusted EBITDA was $7.4 million compared to $10.4 million in 2016.

Second Quarter 2017 and 2016 Regional Sales by Operating Segment

	Net Sales by Operating Segment
	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$33,190	$37,439	(11.3)%	$(117)	(11)%
NSP Latin America	6,231	7,286	(14.5)%	(37)	(14)%
	39,421	44,725	(11.9)%	(154)	(11.5)%

NSP Russia, Central and Eastern Europe	6,662	6,269	6.3%	12	6.1%

Synergy WorldWide:
Synergy Asia Pacific	21,271	23,397	(9.1)%	217	(10)%
Synergy Europe	6,097	6,738	(9.5)%	(165)	(7.1)%
Synergy North America	2,995	2,878	4.1%	—	4.1%
	30,363	33,013	(8)%	52	(8.2)%

China and New Markets	4,898	5,359	(8.6)%	—	(8.6)%

	$81,344	$89,366	(9)%	$(90)	(8.9)%

First Six Months of 2017 and 2016 Regional Sales by Operating Segment

	Net Sales by Operating Segment
	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$71,236	$75,745	(6)%	$(21)	(5.9)%
NSP Latin America	12,830	14,163	(9.4)%	(121)	(8.6)%
	84,066	89,908	(6.5)%	(142)	(6.3)%

NSP Russia, Central and Eastern Europe	14,269	12,621	13.1%	(17)	13.2%

Synergy WorldWide:
Synergy Asia Pacific	40,052	44,213	(9.4)%	810	(11.2)%
Synergy Europe	12,022	12,994	(7.5)%	(380)	(4.6)%
Synergy North America	5,602	5,654	(0.9)%	—	(0.9)%
	57,676	62,861	(8.2)%	430	(8.9)%

China and New Markets	$8,431	$6,378	32.2%	$—	32.2%

	$164,442	$171,768	(4.3)%	$271	(4.4)%

Active Distributors and Customers by Segment (1)

	2017		2016
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	105,500	6,400	129,700	7,000
NSP Russia, Central and Eastern Europe	60,000	2,700	62,600	2,400
Synergy WorldWide	49,000	4,100	56,600	3,800
Total	214,500	13,200	248,900	13,200

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Managers, Distributors and Customers, which include those who have made a purchase in the last twelve months, was 516,000 as of June 30, 2017. In China, the Company does not sell its products through Managers and Distributors, but rather through independent service providers who are compensated for marketing, sales support, and other services.

Cash Flow and Balance Sheet Highlights

•	Net cash used by operating activities was $0.7 million for the six months ended June 30, 2017, as compared to $6.4 million provided by operating activities for the six months ended June 30, 2016.

•	Total assets on June 30, 2017 were $208.6 million, compared to $205.6 million on December 31, 2016.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its second quarter 2017 results on August 8, 2017 at 5:30 PM Eastern Time. The toll-free dial-in number for callers in the U.S. and Canada is 1-877-423-9813, conference ID: 13668190. International callers can dial 1-201-689-8573, conference ID: 13668190. A replay will be available from August 8, 2017 at 8:30 PM Eastern Time through August 22, 2017 at 11:59 PM Eastern Time by dialing 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International), replay PIN: 13668190. The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of approximately 516,000 independent Managers, Distributors and Customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and China and New Markets). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

•
changes in laws and regulations, or their interpretation, applicable to direct selling or the nutritional supplement industry may prohibit or restrict the Company's ability to sell its products in some markets or require the Company to make changes to its business model in some markets;

•	legal challenges to its direct selling program or to the classification of its independent distributors;

•	complex legal and regulatory requirements in China, including the failure to obtain the necessary approvals and licenses to expand its direct sales activities in China;

•	extensive government regulations to which its products, business practices and manufacturing activities are subject;

•	the impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	registration of products for sale in China, or difficulty or increased cost of importing products into China;

•
its business practices in some of the jurisdictions in which it operates, including China and South Korea, where the business practices may be legal and compliant with local and foreign law, but still draw unnecessary media or regulatory attention;

•	its ability to attract and retain independent distributors;

•	the effect of fluctuating foreign exchange rates;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of its customers to purchase products;

•	geopolitical issues and conflicts;

•	restrictions on the repatriation of money;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to its independent distributors;

•	high levels of inflation in one or more of the countries in which the Company operates;

•	cyber security threats and exposure to data loss;

•	reliance on information technology infrastructure;

•	liabilities and obligations arising from improper activity by its agents, employees or independent distributors;

•	its relationship with, and its inability to influence the actions of, its independent distributors, and other third parties with whom it does business;

•	its reliance upon, or the loss or departure of any member of, its senior management team;

•	challenges in managing rapid growth in China;

•	the slowing of the Chinese economy;

•	negative effects from its independent distributor promotions or compensation plans;

•	risks associated with the manufacturing of the Company's products;

•	availability and integrity of raw materials;

•	obsolescence of product inventory;

•	changing consumer preferences and demands;

•	the competitive nature of its business and the nutritional supplement industry;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	product liability claims;

•	the sufficiency of trademarks and other intellectual property rights; and

•	reliance on third-parties to distribute its products and provide support services to independent distributors.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Forms 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Management utilizes the non-GAAP measure Adjusted EBITDA in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

In addition, the Company believes presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of its foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,
	2017	2016
Net sales	$81,344	$89,366
Cost of sales	21,197	23,078
Gross profit	60,147	66,288

Operating expenses:
Volume incentives	28,288	30,791
Selling, general and administrative	31,836	31,249
Operating income	23	4,248
Other income (expense),net	441	(622)
Income before provision for income taxes	464	3,626
Provision for income taxes	884	1,260
Net income (loss)	(420)	2,366
Net loss attributable to noncontrolling interests	(233)	(202)
Net income (loss) attributable to common shareholders	$(187)	$2,568

Basic and diluted net income (loss) per common share:

Basic earnings (loss) per share attributable to common shareholders	$(0.01)	$0.14

Diluted earnings (loss) per share attributable to common shareholders	$(0.01)	$0.14

Weighted average basic common shares outstanding	18,876	18,723
Weighted average diluted common shares outstanding	18,876	18,940

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Net sales	$164,442	$171,768
Cost of sales	42,925	45,098
Gross profit	121,517	126,670

Operating expenses:
Volume incentives	57,271	60,668
Selling, general and administrative	62,172	59,634
Operating income	2,074	6,368
Other income, net	1,716	937
Income before provision for income taxes	3,790	7,305
Provision for income taxes	2,347	3,150
Net income	1,433	4,155
Net loss attributable to noncontrolling interests	(530)	(482)
Net income attributable to common shareholders	$1,973	$4,637

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.10	$0.25

Diluted earnings per share attributable to common shareholders	$0.10	$0.24

Weighted average basic common shares outstanding	18,861	18,708
Weighted average diluted common shares outstanding	19,251	18,946

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$31,821	$32,284
Accounts receivable, net of allowance for doubtful accounts of $190 and $205, respectively	9,220	7,738
Investments available for sale	—	1,776
Assets held for sale	—	521
Inventories	50,958	47,597
Prepaid expenses and other	5,902	4,585
Total current assets	97,901	94,501

Property, plant and equipment, net	72,662	73,272
Investment securities - trading	1,786	1,391
Intangible assets, net	1,007	976
Deferred income tax assets	21,391	21,590
Other assets	13,816	13,840
	$208,563	$205,570

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,361	$5,305
Accrued volume incentives and service fees	17,654	16,264
Accrued liabilities	21,798	24,400
Deferred revenue	5,258	3,672
Revolving credit facility	11,954	9,919
Income taxes payable	2,795	3,475
Total current liabilities	64,820	63,035

Liability related to unrecognized tax benefits	6,966	6,755
Deferred compensation payable	1,786	1,391
Other liabilities	1,307	1,991
Total liabilities	74,879	73,172

Shareholders’ equity:
Common stock, no par value; 50,000 shares authorized, 18,893 and 18,757 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	131,008	129,654
Retained earnings	12,805	12,718
Noncontrolling interests	756	1,286
Accumulated other comprehensive loss	(10,885)	(11,260)
Total shareholders’ equity	133,684	132,398
	$208,563	$205,570

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,443	$4,155
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	(22)	62
Depreciation and amortization	3,585	2,396
Share-based compensation expense	1,762	1,586
(Gain) loss on sale of property and equipment	(10)	78
Deferred income taxes	263	311
Purchase of trading investment securities	(367)	(252)
Proceeds from sale of trading investment securities	73	56
Realized and unrealized gains on investments	(79)	(60)
Foreign exchange gains	(1,882)	(546)
Changes in assets and liabilities:
Accounts receivable	(1,429)	(164)
Inventories	(2,359)	(6,177)
Prepaid expenses and other	(1,221)	(912)
Other assets	358	(1,027)
Accounts payable	109	2,402
Accrued volume incentives and service fees	1,082	2,798
Accrued liabilities	(3,542)	950
Deferred revenue	1,586	735
Income taxes payable	(636)	(150)
Liability related to unrecognized tax positions	207	231
Deferred compensation payable	395	(9)
Net cash provided by (used in) operating activities	(684)	6,463
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3,134)	(4,592)
Proceeds from sale of property, plant and equipment	522	—
Proceeds from sale/maturities of investments available for sale	1,776	—
Net cash used in investing activities	(836)	(4,592)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(1,886)	(3,756)
Net borrowings on revolving credit facility	2,035	1,224
Proceeds from exercise of stock options	104	59
Payment of withholding taxes related to the vesting of restricted stock units	(512)	(169)
Net cash used in financing activities	(259)	(2,642)
Effect of exchange rates on cash and cash equivalents	1,316	779
Net increase (decrease) in cash and cash equivalents	(463)	8
Cash and cash equivalents at beginning of the year	32,284	41,420
Cash and cash equivalents at end of the year	$31,821	$41,428

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,
	2017	2016

Net income (loss)	$(420)	$2,366
Adjustments:
Depreciation and amortization	2,134	1,226
Share-based compensation expense	984	704
Other (income) loss, net*	(441)	622
Provision for income taxes	884	1,260
Adjusted EBITDA	$3,141	$6,178

	Six Months Ended June 30,
	2017	2016

Net income	$1,443	$4,155
Adjustments:
Depreciation and amortization	3,585	2,396
Share-based compensation expense	1,762	1,586
Other income, net*	(1,716)	(937)
Provision for income taxes	2,347	3,150
Adjusted EBITDA	$7,421	$10,350

* Other income, net is primarily comprised of foreign exchange gains (losses), interest income, and interest expense.

Contact:

Scott Van Winkle
Managing Director
ICR

(617) 956-6736
scott.vanwinkle@icrinc.com